SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   August 8, 2000
                                                   ----------------------------

                          P&L COAL HOLDINGS CORPORATION

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             (Exact name of registrant as specified in its charter)

            Delaware                    333-59073               13-4004153
-------------------------------- ------------------------ ----------------------
(State or other jurisdiction of  (Commission File Number)   (I.R.S. Employer
 incorporation or organization)                            Identification No.)

 701 Market Street, St. Louis, Missouri    63101
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(Address of principal executive offices) (Zip Code)

     Registrant's telephone number, including area code ccodecode (314) 342-3400
                                                                  --------------

                                       N/A
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         (Former name or former address, if changed since last report.)

Item 5.  Other Events

P&L Coal Holdings Corporation issued a news release on August 8, 2000 announcing that it will engage outside advisors to assist in evaluating its options to maximize the value of its Australian coal holdings. This news release is incorporated herein by reference to Exhibit 99.1 attached hereto.

Item 7.  Financial Statements and Exhibits

         (c)  Exhibits

              Exhibit
                 No.        Description
              -------       -----------
                99.1        News release issued by P&L Coal Holdings Corporation
                            dated August 8, 2000



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      P&L COAL HOLDINGS CORPORATION

Date: August 10, 2000                 By: /s/ RICHARD A. NAVARRE
                                          --------------------------------------
                                                  Richard A. Navarre
                                      Vice President and Chief Financial Officer
                                              (Principal Financial Officer)

                                  EXHIBIT INDEX

              Exhibit
                 No.        Description
              -------       -----------
                99.1        News release issued by P&L Coal Holdings Corporation
                            dated August 8, 2000

Exhibit 99.1

[GRAPHIC OMITTED]                                   Peabody Group
                                                    News Release

                                                    CONTACT:
                                                    Vic Svec (314) 342-7768
                                                    Chris Farrand (314) 342-7623


FOR IMMEDIATE RELEASE
August 8, 2000

PEABODY GROUP TO EVALUATE STRATEGIC
ALTERNATIVES FOR AUSTRALIAN HOLDINGS

St. Louis, Mo., Aug. 8-- Peabody Group today announced that it will engage outside advisors to assist in evaluating the full range of options to maximize the value of its Australian coal holdings.

     "During this period of rapid change and consolidation in the coal industry, it is only prudent to explore all our options to capture the full value of these resources," said Peabody Chairman and Chief Executive Officer Irl F. Engelhardt. "We have very profitable and growing operations in Australia. However, we believe that their value may be improved if they are combined with other synergistic operations."

     Roger Walcott, Peabody Executive Vice President, who will be responsible for overseeing the review, said: "We expect to select an advisor shortly and to complete the review by the end of the year."

Peabody Resources Limited, one of Australia's leading coal producers, manages and owns all or portions of five opencast mines in New South Wales and Queensland that will produce more than 20 million metric tonnes of coal in 2000. It also provides specialized tunneling and underground contract mining services to the mining and civil engineering industries.

     Peabody Group is the world's largest coal company, with operations in the United States and Australia. Its coal products fuel more than 9 percent of all U.S. electricity generation and 2.5 percent of worldwide electricity generation. Peabody's fiscal year 2000 revenues totaled approximately $2.7 billion.

                      PROFILE OF PEABODY RESOURCES LIMITED

     The Peabody Resources Limited unit of Peabody Group is a leading Australian coal and mining services company that manages five mines in New South Wales and Queensland, Australia. These mines will produce more than 20 million metric tonnes of coal this year for the Australian, Japanese, Taiwanese, and Korean electricity markets. Its ownership includes:

* A 55 percent interest in the Moura Mine in Queensland. Moura is a surface mining operation that produces 5.5 million metric tonnes of high-Btu coal for electricity generation and semi-soft coking coal for steel production. Coal from the mine is exported via the Port of Gladstone, primarily to Japan and Korea.

* A 40 percent interest in the Bengalla Mine, a 6.6 million tonne-per-year surface mine in New South Wales that began coal shipments in April 1999.

* 100 percent of the 2 million tonne-per-year Ravensworth Mine, which will deplete reserves this year, as well as the new Ravensworth East Mine now under development. The New South Wales complex supplies coal for domestic electricity generation.

* A 50 percent interest in the 2 million tonne-per-year Narama Mine in New South Wales, which supplies coal for domestic electricity generation.

* A 43.75 percent interest in the Warkworth Mine in New South Wales producing 5 million tonnes of thermal, coking and semi-soft coking coals each year.

* The Mining Services Division, based in Brisbane, Queensland. Mining Services provides specialist tunneling and underground contract mining services to the mining and civil engineering industries.